Exhibit I - VNIM Code of Ethics (March 24, 2011)

Vaughan Nelson Investment Management, L.P.
Vaughan Nelson Trust Company

Code of Ethics
(Amended as of March 24, 2011)

This is the Code of Ethics of Vaughan Nelson Investment Management, L.P.
and Vaughan Nelson Trust Company (collectively, the "Firm").

Things You Need to Know to Use This Code

1.	Terms in boldface type have special meanings as used in this Code.
To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

2.	The Firm considers all employees to be Access Persons under this
Code.

There are three Reporting Forms that Access Persons have to fill out under this Code. You can get copies of the Reporting Forms from theChief Compliance
Officer.

Board members who are not employees of the Firm, do not have to comply with the trading restrictions and blackout provisions in Section B of part II.

Further, certain members of the Firm’s board may be classified as “Non-
Access Directors.” See the “Definitions” section of this Code. Non-Access
Directors are subject to Parts I.A. and I.B. of this Code, but not to Parts I.C., I.D.
or II of the Code.

PART I--Applies to All Personnel

A.	General Principles--These Apply to All Personnel (including
All Board Members)

The Firm is a fiduciary for its investment advisory and sub-advisory clients.
Fiduciaries owe their clients a duty of honesty, good faith and fair dealing. As a fiduciary, an adviser must act at all times in the client’s best interests and must avoid or disclose conflicts of interest. Because of this fiduciary relationship, it is generally improper for the Firm or its personnel to:

• use for their own benefit (or the benefit of anyone other than the client)
information about the Firm's trading or recommendations for client accounts; or

• take advantage of investment opportunities that would otherwise be available for the Firm's clients.

As a matter of business policy, the Firm wants to avoid even the appearance that the Firm, its personnel or others receive any improper benefit from information about client trading or accounts, from ourpositions, or from relationships with our clients or with the brokerage community.

Privacy and Confidentiality
All personnel are required to keep any nonpublic information about clients
(including former clients), the Firm or vendors in strict confidence. Employees should treat the following with confidentiality and discretion:
•	A client’s identity (unless the client consents), the client’s financial circumstances, the securities investments made by the Firm on behalf of a client, information about contemplated securities transactions, or information regarding the firm’s trading strategies(except as required to effectuate securities transactions on behalf of a client or for other legitimate business purposes).
•	Non-public information regarding the Firm including but not limited to trading intentions, business plans and strategies, technology, business processes, customer relationships, and financial results

Whenever dealing with confidential information personnel should:

• Assume client or Firm information is confidential unless evidence exists to the contrary
• Only use it for the purposes for which it was gathered
• Not make disclosure to anyone outside of the Firm unless authorized to do so and only share information internally on a need-to-know basis
• Not disclose information related to a former employer to anyone within the
Firm

Personnel should stay informed and comply with Firm policies dealing with data access, information security, encryption standards, and other initiatives designed to protect the integrity and confidentiality of information.

Please refer also to the Firm’s Privacy Policiesunder Regulation S-P.

Books and Records
All personnel are required to keep accurate and truthful books and records which is critical for our business operations, compliance with legal requirements and the preparation of the Firm’s financial statements. In this pursuit, personnel should:
• Recognize their role and personal responsibility for the integrity of records, reports and information that they prepare or control
• Comply with internal accounting and recordkeeping policies. Falsification of any books, records or accounts is prohibited
• Provide complete and accurate information in connection with any regulatory filings or inquiries
• Follow all record retention and destruction policies of the Firm

Computers and Communications
All personnel are to use the Firm’s computer and communications systems
(“Systems”) solely for business purposes. Unauthorized access to, use of, interception or distribution of the Firm’s Systems is prohibited. Such conduct may also be a violation of law.

However, the Firm realizes that some personal use of these Systems is inevitable. Any personal use should be kept to a minimum. Excessive or inappropriate use of such Systems for personal use (e.g. time spent or content) as determined by the Firm in its sole discretion may be grounds for sanctions or termination.

• Any personal use must be lawful and not violate any Firm policy. As an example, an email communication or, accessing an internet site, with inappropriate content or material would violate Firm policy and is prohibited.
• Personal use of the Firm’s Systems must not impose any incremental cost to the Firm, interfere with normal business operations, or otherwise adversely affect the interests of the Firm or an employee’s work.
• Employee’s use of the Firm’s Systems, for either business or personal use, should have no expectation of privacy.

Insider Trading
All personnel are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information about issuers and are also prohibited from communicating material, nonpublic information about issuers to others (other than for legitimate legal or business purposes such as informing the
Chief Compliance Officer that they, or the firm, is in possession of such information).

Please refer to the Firm’s Insider Trading Policy for more detail.

Political Contributions
All personnel are required to obtain preclearance approval for any direct or indirect political contributions or payments to an Official or Political Action
Committee (PAC) in order to evaluate and monitor any potential or ongoing impact to the firm. Additional restrictions and prohibitions apply to employees identified as Covered Associates involving monetary limitations and the coordination / solicitation of other individuals to make political contributions.

Please refer to the Firm’s policy regarding Political Contributions by Certain
Investment Advisers (Pay-to-Play) for more detail.

The Firm expects all personnel to comply with the spirit of the Code, as well as the applicable specific rules contained in the Code. You must promptly report any violations (not just of personal trading but of the overall requirements of this Code) to the Chief Compliance Officer.

The Firm treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code,

the Firm might impose penalties or fines, cut your compensation, demote you, require disgorgement of trading gains, suspend or terminate your employment, or any combination of the foregoing.

Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if no clients are harmed by your conduct.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask the Chief Compliance Officer. Don't just guess at the answer. Ignorance or lack of understanding is no excuse for a violation.

B.	Compliance with the Federal Securities Laws

More generally, Firm personnel (including members of the Firm’s boards)
are required to comply with applicable federal securities laws at all times.
Examples of applicable federal securities laws include:

• the Securities Act of 1933, the Securities Exchange Act of 1934, the
Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;
• the Investment Advisers Act of 1940 and the SEC rules thereunder;
• the Investment Company Act of 1940 and the SEC rules thereunder;
• title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information); and
• the Bank Secrecy Act, as it applies to mutual funds and investment advisers, and the SEC and Department of the Treasury rules
thereunder.

All firm personnel are reminded that under these laws, all oral and written statements, including those made to clients, prospective clients, or their representatives must be professional, accurate, balanced, and not misleading in any way.

C.	Gifts to or from Brokers, Clients or Others--This Applies to All
Access Persons

No personnel may accept or receive on their own behalf or on behalf of the
Firm any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such personnel's responsibilities to the Firm or its clients or place the recipient or the Firm in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the
Family/Household of firm personnel.

No personnel may give on their own behalf or on behalf of the Firm any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts(currently $200).

These policies are not intended to prohibit normal business entertainment
(e.g. dinner, sporting event tickets, etc. all of a reasonable value). Any questions as to whether a particular gift or entertainment activity constitutesnormal business entertainment should be directed to the Chief Compliance Officer.

Please refer to the Firm’s Gift & Entertainment policy for a more detailed discussion and quarterly reporting requirements.

D.	Service on the Board or as an Officer of Another Company--
This Applies to All Personnel, Except Members of the Firm’s
Board Who Are Not Employees of the Firm

To avoid conflicts of interest, insider information and other compliance and business issues, the Firm prohibits all its employees from serving as officers or members of the board of any other for-profit entity, except with the advance written approval of the Firm. Approval must be obtained through theChief
Compliance Officer, and will ordinarily require consideration by the President or the board of the Firm. The Firm can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the Firm, nor does it apply to members of the Firm's board who are not employees of the Firm.

PART II--Applies to Access Persons

A.	Reporting Requirements--These Apply to All Access Persons

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of Covered Security, Reportable Funds,
Family/Household and Beneficial Ownership in the "Definitions" section at the end of this Code.

ALSO: You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports. Absent extenuating circumstances, only those involved with the internal review of personal transactions (i.e., the
Chief Compliance Officer, those assisting the Chief Compliance Officer and the
President) will have access to submitted reports. The reports are also required to be made available for certain other purposes, such as SEC inspections.

1.	Initial Holdings Reports. No later than 10 days after you
become an Access Person, you must file with the Chief Compliance Officer a
Holdings Report on Form A (copies of all reporting forms are available from the
Chief Compliance Officer).

Form A requires you to list all Covered Securities in which you (or members of your Family/Household) have Beneficial Ownership. It also requires you to list all brokers, dealers and banks where you maintain an account in which any securities (not just Covered Securities) are held for the direct or indirect benefit of you or a member of yourFamily/Household on the date you became an

Access Person. The information contained in the report must be current as of a date no more than 45 days prior to the date you became an Access Person.

Form A also requires you to confirm that you have read and understand this
Code, that you understand that it applies to you and members of your
Family/Household and that you understand that you are an Access Person under the Code.

2.	Quarterly Transaction Reports. No later than 30 days after the end of March, June, September and December each year, you must file with the
Chief Compliance Officer a Quarterly Transactions Report on Form B.

Form B requires you to list all transactions during the most recent calendar quarter in Covered Securities, in which transactions you (or a member of your
Family/Household) had Beneficial Ownership. It also requires you to list all brokers, dealers, investment managers and banks where you or a member of your
Family/Household established, or closed an account in which any securities (not just Covered Securities) were held during the quarter for the direct or indirect benefit of you or a member of yourFamily/Household.

3.	Annual Holdings Reports. By January 31st of each year, you
must file with the Chief Compliance Officer an Annual Holdings Report on Form
C.

Form C requires you to list all Covered Securities in which you (or a member of your Family/Household) had Beneficial Ownership as of December
31st of the prior year. It also requires you to list all brokers, dealers and banks where you or a member of yourFamily/Household maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of yourFamily/Householdon December 31 of the prior year.

Form C also requires you to confirm that you have read and understand this
Code, that you understand that it applies to you and members of your
Family/Household and that you understand that you are an Access Person under the Code.

4.	Duplicate Confirmations and Periodic Statements. If you
or any member of your Family/Household has a securities account that holds or will hold Covered Securities with any broker, dealer, investment manager or bank, you or your Family/Household member must direct that broker, dealer, investment manager or bank to send, directly to the Firm'sChief Compliance
Officer, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account.

B.	Transaction Restrictions--These Apply to All Access Persons.

1.	Preclearance. You and members of yourFamily/Household are
prohibited from engaging in any transaction in a Covered Security for any account in which you or a member of yourFamily/Household has any Beneficial
Ownership, unless you obtain, in advance of the transaction, written preclearance for that transaction from the Chief Compliance Officer or others as approved by the Chief Compliance Officer.
FORM D – Personal Trade Sheet should be used for preclearance.

Once obtained, preclearance is valid only for the day on which it is granted and the following one (1) business day. TheChief Compliance Officer may revoke a preclearance any time after it is granted and before you execute the transaction. The Chief Compliance Officer may deny or revoke preclearance for any reason. In no event will preclearance be granted for any Covered Security if, to the knowledge of the Chief Compliance Officer, the Firm has purchased or sold that same security or a closely related security that day OR the Firmhas a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security).

a.) Limit Orders

Limit Orders will be granted pre-clearance authorization to be placed on a Good-
Til-Cancelled (GTC) basis as long as the security isNOT HELD within one of the firm’s strategies and will not potentially violate short-term trading restrictions.

•	Any change you wish to make to an approved limit order (e.g. limit price)
will require a new pre-clearance authorization prior to execution.

Unapproved changes to a limit order which are executed will be a violation of the Code and subject to fines and/or sanctions

•	Upon such time as the firm may begin to trade and hold a previously approved outstanding limit order security within one of the firm’s strategies you will be notified to cancel the limit order. Any desire to trade the security, after a notification to cancel a limit order is given to you, will require a new pre-clearance form and associated authorization. Execution of the original limit order for which notification to cancel has been given will be a violation of the Code and subject to fines and/or sanctions.

b.) Preclearance Exceptions

The preclearance requirements do not apply to the following categories of transactions:

	i.	Shares of registered open-end investment companies
(including Reportable Funds).

	•	However, Reportable Funds are reportable under this
code in connection with Initial (Form A), Quarterly
(Form B) and Annual forms (Form C).

	ii.	Transactions in securities of collective investment
vehicles (other than a fund sub-advised by Vaughan Nelson)
for which the Firm serves as the investment adviser (for
example, the purchase or redemption by you of an interest in a
Firm-managed hedge fund would not be subject to pre-
clearance).

	iii.	Transactions in Covered Securities by Firm-sponsored
collective investment vehicles for which the Firm serves as
investment adviser as to which you may be deemed to have
Beneficial Ownership (for example, the purchase or sale by a
Firm-managed hedge fund of a Covered Security would not be
subject to pre-clearance, even though the portfolio manager of the hedge fund could be deemed to have a Beneficial
Ownership of such Covered Security).

	iv.	Exchange Traded Funds (ETFs); other than those ETFs in
which the firm trades. Please see “Appendix A” (attached) for a list of Exchange Traded Funds for which pre-clearance IS
required.

	v.	Transactions that occur by operation of law or under
any other circumstance in which neither the Access Person
nor any member of his or her Family/Household exercises
any discretion to buy or sell or makes recommendations to a
person who exercises such discretion.

	vi.	Transactions effected through an unaffiliated managed
account are excluded only if the Access Person (or member of his or her Family/Household, as applicable) has not initiated the investment transaction, has not been consulted regarding any specific investment recommendations or decisions, and is not otherwise participating in the account’s investment
process.

	vii.	Purchases of Covered Securities pursuant to an
automatic dividend reinvestment plan.

	viii.	Purchases pursuant to the exercise of rights issued pro
rata to all holders of the class of Covered Securities held by the Access Person (or Family/Household member) and
received by the Access Person (or Family/Household
member) from the issuer.

	ix.	Transactions in futures and options contracts on interest
rate instruments or indexes, and options on such contracts.

c.)	The following are NOT Covered Securities, and so are also not subject to the preclearance requirements:

•		direct obligations of the U.S. Government;
•		bankers' acceptances, bank certificates of deposit;
•		commercial paper and other high quality short-term debt obligations
(including repurchase agreements);
•		shares issued by money market funds and shares of registered open-
end investment companies that are not Reportable Funds.

2.		Initial Public Offerings and Private Placements.
Neither you nor any member of your Family/Household may acquire any
Beneficial Ownership in any Covered Security in an initial public offering. In addition, neither you nor any member of yourFamily/Householdmay acquire
Beneficial Ownership in any Covered Security in a private placement, except with the specific, advance written approval of theChief Compliance Officer, which the Chief Compliance Officer may deny for any reason.

3.		Prohibition on Short-Term Trading in Funds Sub-advised by
Vaughan Nelson
Neither you nor any member of your Family/Householdmay purchase and sell, or sell and purchase, shares of any fund sub-advised by Vaughan Nelson within any period of 30 calendar days for a profit. This prohibition applies to shares of funds advised / sub-advised by Vaughan Nelson held in retirement or 401(k) plan accounts, as well as in other accounts in which you or a member of your
Family/Household has Beneficial Ownership. Note that an exchange of shares
(i.e. into another retirement plan option) counts as a sale of shares for purposes of this prohibition.

a.) This prohibition does not apply to the following categories of transactions:

	i.	A fund sub-advised by an affiliate and on the Reportable
Funds list.

	ii.	Transactions under automatic investment or withdrawal
plans, including automatic 401(k) plan investments, and
transactions under a "fund sub-advised by Vaughan Nelson's"
dividend reinvestment plan.

A.) For example, if you have established an automatic
investment plan under which regular monthly
investments are automatically made in a fund sub-
advised by Vaughan Nelson, that investment will not be
considered to begin or end a 30-day holding period.

	iii.	Transactions that occur by operation of law or under any
other circumstance in which neither you nor any member of
your Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such
discretion.

b.) In applying the prohibition on short-term trading in funds sub-
advised by Vaughan Nelson, the Firm may take account of all
purchase and sale transactions in the Vaughan Nelson sub-advised fund, even if the transactions were made in different accounts. For example, a purchase of shares of a fund sub-advised by Vaughan
Nelson in a brokerage account, followed within 30 days by an exchange out of the same fund sub-advised by Vaughan Nelson in your 401(k) account, will be treated as a violation.

In applying the 30-day holding period, the most recent purchase (or sale) will be measured against the sale (or purchase) in question. (That is, a last-in, first-out analysis will apply.) A violation will be deemed to have occurred even if the number of shares or the dollar value of the second trade was different from the number of shares or dollar value of the first trade.

4.		Prohibition on Short-Term Trading of Covered Securities Other
Than Funds Sub-advised by Vaughan Nelson.
Neither you nor any member of your Family/Household may purchase and sell, or sell and purchase, a Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of
60 calendar days for a profit. If any such transactions occur, the Firm will require any profits from the transactions to be disgorged for donation by the Firm to charity.

a.) This prohibition on short-term trading does not apply to:

i.	Transactions in securities of collective investment
vehicles for which the Firm serves as an investment adviser, other than funds sub-advised by Vaughan Nelson. Note that
Section 3 above contains separate prohibitions on short-term trading in funds sub-advised by Vaughan Nelson.

ii.	Transactions in Covered Securities by Firm-sponsored
collective investment vehicles for which the Firm serves as
investment adviser as to which you may be deemed to have
Beneficial Ownership (for example, the purchase or sale by a
Firm-managed hedge fund of a Covered Security would not be
subject to this prohibition, even though the portfolio manager of the hedge fund could be deemed to have a Beneficial
Ownership of such Covered Security).

iii.	Transactions that occur by operation of law or under any
other circumstance in which neither you nor any member of
your Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such
discretion.

iv.	Purchases of Covered Securities pursuant to an
automatic dividend reinvestment plan.

v.	Purchases pursuant to the exercise of rights issued pro
rata to all holders of the class of Covered Securities and
received by you (or Family/Household member) from the
issuer.

vi.	Transactions in common or preferred stocks of a class
that is publicly-traded, has a 10 day average daily trading
volume greater than 1 million shares (as indicated by Reuters or an equivalent source) and is issued by a company with a
stock market capitalization of at least 5 billion U.S. dollars (or the equivalent in foreign currency)

vii.	Transactions in Exchange Traded Funds which are
considered Covered Securities.

viii. Transactions effected through an unaffiliated managed
account where the Access Person (or member of his or her
Family/Household, as the case may be) has not initiated the
investment transaction, has not been consulted regarding
specific investment recommendations or decisions, and is not otherwise participating in the investment process.

ix.	Transactions in municipal bonds, corporate bonds,
mortgage-backed securities, and agency bonds (eg. Fannie
Mae's). (Reminder: Governments bonds are not considered
Covered Securities).

5. 7-Day Blackout Period--This Applies to All Access Persons. No
Access Person (including any member of theFamily/Householdof such
Access Person) may purchase or sell any Covered Security within the three business days immediately before or after a business day on which any client account managed by the Firm purchases or sells thatCovered
Security (or any closely related security, such as an option or a related convertible or exchangeable security), unless theAccess Person had no actual knowledge that the Covered Security (or any closely related security) was being considered for purchase or sale for any client account. If any such transactions occur, the Firm will generally require any profits from the transactions to be disgorged for donation by the Firm to charity.

Note that the total blackout period is 7 business days (the day of the client trade, plus three business days before and three business days after).

a. ) Hardship Exception: to the extent an individual desires to sell a security currently owned by that individual and is only precluded from selling the security due to an ongoing blackout period, the individual may request a ‘hardship exception’ from the Chief Compliance Officer.
Based upon all facts and circumstancessurrounding the hardship, the

Chief Compliance Officer may, in his/her sole discretion, formulate an objective plan of liquidation to facilitate the individual’s sale in a manner which will not benefit from or impact transactions undertaken on behalf of the firm’s clients.

b.) Backside Blackout Period: The Firm will review situations where a personal trade has been approved (including a review of the frontside blackout period) and transacted and then the same Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security) subsequently transacted by the Firm for client accounts during the backside blackout period. To the extent the Firm’s transactions during the backside blackout period consisted of ‘re-
balancing’ or ‘flow’ trades, no violation will have been deemed to occur.

c.) It sometimes happens that an Access Person who is responsible for making investment recommendations or decisions for client accounts
(such as a portfolio manager or analyst) determines--within the three business days after the day he or she (or a member of his or her
Family/Household) has purchased or sold for his or her own account a
Covered Security that was not, to the Access Person's knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which theAccess Person is responsible for making investment recommendations or decisions to purchase or sell the same Covered Security (or a closely related security). In this situation, the Access Person MUST put the clients' interests first, and promptly make the investment recommendation or decision in the clients'
interest, rather than delaying the recommendation or decision for clients until after the third day following the day of the transaction for theAccess
Person's (or Family/Household member's) own account to avoid conflict with the blackout provisions of this Code. The Firm recognizes that this situation may occur in entire good faith, and will not require disgorgement of profits in such instances if it appears that theAccess Person acted in good faith and in the best interests of the Firm's clients.

d.) The blackout requirements do not apply to the following categories of transactions:

i.	Transactions in futures and options contracts on interest
rate instruments or indexes, and options on such contracts.

ii.	Transactions that occur by operation of law or under
any other circumstance in which neither the Access Person
nor any member of his or her Family/Household exercises
any discretion to buy or sell or makes recommendations to a
person who exercises such discretion.

iii.	Transactions effected through an unaffiliated managed
account are excluded only if the Access Person (or member of his or her Family/Household, as applicable) has not initiated the investment transaction, has not been consulted regarding any specific investment recommendations or decisions, and is not otherwise participating in the account’s investment
process.

iv.	Purchases of Covered Securities pursuant to an
automatic dividend reinvestment plan.

v.	Purchases pursuant to the exercise of rights issued pro
rata to all holders of the class of Covered Securities held by the Access Person (or Family/Household member) and
received by the Access Person (or Family/Household
member) from the issuer.

vi.	Transactions in securities of collective investment
vehicles for which the Firm serves as the investment adviser.

vii.	Transactions in Covered Securities by Firm-sponsored
collective investment vehicles for which the Firm serves as
investment adviser as to which the Investment Person may be
deemed to have Beneficial Ownership

viii. Transactions in common or preferred stocks of a class
that is publicly-traded, has a 10 day average daily trading
volume greater than 1 million shares (as indicated by Reuters or an equivalent source) AND is issued by a company with a
stock market capitalization of at least 5 billion U.S. dollars (or the equivalent in foreign currency). Day of trade blackout is still applicable.

ix. Transactions in Exchange Traded Funds which are
considered Covered Securities. Day of trade blackout is still applicable.

x. Reportable Funds.

Definitions

These terms have special meanings in this Code of Ethics:

Access Person
Beneficial Ownership
Chief Compliance Officer
Covered Security
Family/Household
Non-Access Director
Reportable Fund

The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

IMPORTANT: If you have any doubt or question about
whether an investment, account or person is covered by
any of these definitions, ask the Chief Compliance
Officer. Don't just guess at the answer.

Access Person includes:

• Every member of the board of the Firm or of the Firm's
general partner, Vaughan Nelson Investment Management,
Inc., other than Non-Access Directors

• Every employee of the Firm

• Every employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties,

makes, participates in or obtains information regarding the
purchase or sale of a Covered Security for any client account, or whose functions relate to the making of any
recommendations with respect to purchases and sales.

Beneficial ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of the Firm), even if you don't share in the profits.

Beneficial Ownership is a very broad concept. Some examples of forms of
Beneficial Ownership include:

• Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name"
accounts.

• Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

• Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank,
trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the
person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from
disclosing to the person what investments are held in the
account. (Just putting securities into a discretionary account is not enough to remove them from a person's Beneficial
Ownership. This is because, unless the arrangement is a
"blind trust," the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

• Securities in a person's individual retirement account.

• Securities in a person's account in a 401(k) or similar
retirement plan, even if the person has chosen to give
someone else investment discretion over the account.

• Securities owned by a trust of which the person is either a trustee or a beneficiary.

• Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete list of the forms of ownership that could constitute
Beneficial Ownership for purposes of this Code. You should ask the Chief
Compliance Officer if you have any questions or doubts at all about whether you or a member of your Family/Household would be considered to have Beneficial
Ownership in any particular situation.

Chief Compliance Officer means Richard Faig, or another person that he or she designates to perform the functions of Chief Compliance Officer when he or she is not available. For purposes of reviewing the Chief Compliance Officer's own transactions and reports under this Code, the functions of theChief
Compliance Officer are performed by the individual designated to perform such functions by the Chief Compliance Officer.

Covered Security means anything that is considered a "security" under the
Investment Company Act of 1940, or the Investment Advisers Act of 1940,
except:

• Direct obligations of the U.S. Government. (Note: This
includes only securities supported by the full faith and credit of the U.S. Government, such as U.S. Treasury bonds, and does
not include securities issued or guaranteed by federal agencies or government-sponsored enterprises that are not supported by the full faith and credit of the U.S. Government. )

•	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

•	Shares of money market funds

•	Exchange Traded Funds (ETFs), (other than those ETFs in
which the firm trades). Please see “Appendix A” (attached)
for a list of Exchange Traded Funds which ARE considered
Covered Securities.

•	Shares of open-end investment companies that are registered
under the Investment Company Act (mutual funds) other than
Reportable Funds. Please refer to the definition of and current listing of Reportable Funds.

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities,"
such as:

•	options on securities, on indexes and on currencies.

•	investments in all kinds of limited partnerships.

•	investments in foreign unit trusts and foreign mutual funds.

•	investments in private investment funds, hedge funds (e.g., a fund managed by the Firm) and investment clubs.

If you have any question or doubt about whether an investment is considered a security or a Covered Security under this Code, ask the Chief Compliance
Officer.

Members of your Family/Household include:

• Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

• Your children under the age of 18.

• Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any
way to their support).

• Any of these people who live in your household: your
stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive
relationships.

Comment--There are a number of reasons why this Code covers transactions in which members of your Family/Household have Beneficial Ownership. First, the SEC regards any benefit to a person that youhelp support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise need to contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

Non-Access Director means any person who is a director of Vaughan Nelson
Trust Company or of the corporate general partner of Vaughan Nelson Investment
Management, L.P. but who is not an officer or employee of the Firm or of such corporate general partner and who meets all of the following conditions:

• He or she, in connection with his or her regular functions or duties, does not make, participate in or obtain information regarding the purchase or sale of Covered Securities by a registered investment company, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

• He or she does not have access to nonpublic information regarding any
Firm clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; and
• He or she is not involved in making securities recommendations to Firm clients, and does not have access to such recommendations that are nonpublic.

Reportable Fund means any investment companies (other than money market funds) that are registered under the Investment Company Act for which the Firm serves as an investment adviser or whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. A Reportable Fund includes registered investment companies that are sub-advised by the Firm or any of the firm’s affiliates. See most current listing of Reportable Funds maintained by the Chief Compliance
Officer.

Comment Regarding Reportable Funds

Reportable Funds are mutual funds for which the Firm or one of its affiliated companies serves as an investment adviser, sub-adviser or principal underwriter. Reportable Funds are included within the definition of Covered Securities. For a firm like ours that is part of a large organization where there are a number of firms under common control that advise, sub-advise or distribute mutual funds, the universe of Reportable
Funds is large.

Acknowledgment

I have received the Code of Ethics (the “Code”) ofVaughan Nelson
Investment Management, L.P. / Vaughan Nelson Trust Company (together the
"Firm") and have read and understand the Code, understand that it applies to me and members of my Family/Household and that I am an Access Person under the Code.
In addition, I have been trained with respect to such sections.

I understand that I am responsible for, and I certify that I have, to date, complied with and will continue to comply with, the policies and procedures in the
Code. I understand that any violation of such policies and procedures may lead to sanctions, including dismissal.

Signature	Date

Printed Name

Personal Trading – Revised 03/24/11

Appendix A - List of Exchange Traded Funds (ETFs) in which Vaughan
Nelson trades

IWN, I-Shares Russell 2000 Value
IWM, I-Shares Russell 2000
IVV, I-Shares S&P 500 Index Fund
IWD, I-Shares Russell 1000 Value
IWV, I-Shares Russell 3000 Index
IWS, I-Shares Russell Midcap Value
IWW, I-Shares Russell 3000 Value
IWB, Russell 1000
IWR, Russell Midcap

Vaughan Nelson - CODE OF ETHICS

FORM B - QUARTERLY TRANSACTION REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL **ACCESS PERSONS** AND FILED WITH THE **CHIEF COMPLIANCE OFFICER** NO LATER THAN 30 DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of **Access Person:** ______________________________

Reporting Period/Calendar Quarter End Date: ______________________

Date received by **Chief Compliance Officer:** ______________________

Transactions Report (check ONE of the following two boxes):

☐ There were no transactions in **Covered Securities** (including transactions in shares/units of **Reportable Funds**) during the most recently completed calendar quarter in which I, or any member of my **Family/Household**, had **Beneficial Ownership**.

☐ Attached as APPENDIX B is a complete list of all transactions in **Covered Securities** (including transactions in shares/units of **Reportable Funds**) during the most recently completed calendar quarter in which I, and/or any member of my **Family/Household**, had **Beneficial Ownership**, other than transactions effected through securities accounts as to which a standing order was (and remains) in effect to provide duplicate broker confirmations of all transactions in **Covered Securities** and shares/units of **Reportable Funds** and periodic account statements to the **Chief Compliance Officer**. [Please state if no transactions occurred in addition to those for which confirmations and statements are received.]

New/Closed Securities Accounts (check ONE of the following two boxes):

☐ Neither I, nor any member of my **Family/Household**, established any new accounts or closed any existing accounts during the most recent calendar quarter with brokers, dealers, investment managers or banks in which securities (including securities which are not **Covered Securities**) are held, and with respect to which I, and/or any member of my **Family/Household**, had **Beneficial Ownership**.

☐ During the most recent calendar quarter, I and/or a member of my **Family/Household** established the following account(s), or closed previously existing accounts, with brokers, dealers, investment managers or banks in which securities are held, and with respect to which I, and/or any member of my **Family/Household**, had **Beneficial Ownership**:

Name(s) of Institution(s)	Account #	Date Established	Holds Covered Securities (Y/N)
______________	____________	______________	____________
______________	____________	______________	____________

FORM D – PERSONAL TRADE SHEET

FOR THE ACCOUNT OF: ______________________________ DATE: ____________

EMPLOYEE				COMPLIANCE USE				
							DEMINIMUS	
NO. OF SHARES OR CONTRACTS	SYMBOL	SECURITY NAME	DATE SHARES PURCHASED? (*)	DATE EXECUTED	EXECUTED PRICE PER SHARE	TOTAL COST / PROCEEDS	MARKET CAP (if demin.)	AVG. VOLUME (if demin.)
BUY								
SELL								

*Or sold if originally sold short.

BROKERAGE FIRM: ______________________________

This trade is in accordance with the following:

Officers, principals and employees of Vaughan Nelson Investment Management, L.P. or Vaughan Nelson Trust Company (the "Company") may execute orders on behalf of the Company, its subsidiaries, their own accounts or other accounts, however, it is a policy of the Company that they must avoid security transactions and activities for these accounts which might conflict with or be detrimental to the interests of clients, or which are designed to profit by market effect of the Company's advice to its clients. A specific policy for officers, principals and employees has been established whereby all trades must be approved by authorized compliance individuals of the Company. No sales or purchases may be made by the Company or an officer or employee in a security while it is being purchased or sold for a client's account aside from those considered to be deminimus. Officers, principals and employees of the Company may own the same securities as those held in clients' accounts; however, the client would always receive preferential treatment on orders over those orders by officers, principals and employees of the Company.

Employee Signature: ______________________________

APPROVED BY: ______________________________ DATE: ____________
(Compliance Department Employee)